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                                906 CERTIFICATION

Charles E. Mather III, President and Herbert S. Riband, Jr. Secretary-Treasurer of The Finance Company of Pennsylvania (the "Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

The Finance Company of Pennsylvania          The Finance Company of Pennsylvania

/S/ CHARLES E. MATHER III                    /S/ HERBERT S. RIBAND, JR.
--------------------------                   -------------------------
Charles E. Mather III                        Herbert S. Riband, Jr.
President                                    Secretary-Treasurer

Date: 3/8/07                                 Date: 3/8/07

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being "filed" as part of the Form N-CSR for purposes of Section 18 of the 1934 Act or otherwise subject to the liability of that Section. Such certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the 1934 Act, except to the extent that the Registrant specifically incorporates it by reference.